UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2023

AVIAT NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Address of principal executive offices:

200 Parker Dr., Suite C100A, Austin, Texas 78728

Registrant’s telephone number, including area code: 408-941-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $0.01 per share	AVNW	The Nasdaq Global Select Market

Indicate by check mark

☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On May 9, 2023, Aviat Networks, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”) entered into a Master Sale of Business Agreement (the “Purchase Agreement”), with NEC Corporation, a Japan corporation (together with certain of its subsidiaries, collectively, “NEC”).

Pursuant to the Purchase Agreement, the Company will purchase certain assets and liabilities from NEC relating to NEC’s wireless backhaul business (the “Transaction”). Initial consideration due at the closing of the Transaction will be comprised of (i) an amount in cash equal to $45.0 million, subject to certain post-closing adjustments, and (ii) the issuance of $25 million in Company common stock, par value $0.01 per share (the “Stock Consideration”), totaling approximately 787,740 shares based on a 30-day volume weighted average of the closing sales price of the Company’s common stock (as adjusted for stock splits) on all domestic securities exchanges ending on the day prior to signing of the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties of the Company and NEC. Each party’s obligation to consummate the Transaction is generally conditioned upon, among other things, (i) the counterparties’ representations and warranties being true (subject to certain materiality qualifiers) as of the closing, (ii) the counterparties’ performance, in all material respects, of all obligations and agreements required to be performed prior to closing, (iii) the receipt of all documents, instruments, certificates or other items required to be delivered at or as of the closing by the other parties to the Purchase Agreement, (iv) the absence of legal matters prohibiting the Transaction, and (v) the absence or expiration of any required regulatory periods. The Transaction is expected to close in three to six months.

The Purchase Agreement provides for certain indemnification obligations of NEC.

The Purchase Agreement contains certain customary termination rights, including, among others, (i) the right of the Company or NEC to terminate if all the conditions to closing have not been either waived or satisfied on or before February 9, 2024 and (ii) there is a final non-appealable order of a government entity prohibiting the consummation of the Transaction.

In connection with the closing of the Transaction, NEC will receive certain registration rights on the Stock Consideration and will also gain the right to nominate a director to Aviat’s Board of Directors.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, NEC, or any of the other parties to the Purchase Agreement. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates therein, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged among the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing those matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, NEC, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Purchase Agreement and the issuance of the Stock Consideration contemplated thereunder set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The shares comprising the Stock Consideration issued in the Transaction will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act for transactions by an issuer not involving any public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act is based upon the following factors: (a) the issuance of the shares will be an isolated private transaction by the Company that did not involve a public offering; (b) there will be only one recipient and (c) information from NEC to support such exemption, including with respect to NEC’s status as an “accredited investor” (as that term is defined in Rule 501(a) of Regulation D promulgated under Section 4(a)(2) of the Securities Act).

Forward-Looking Statements

The information contained in this filing includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including Aviat’s beliefs and expectations regarding the Transaction, business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2023, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including “anticipate,” “believe,” “plan,” “estimate,” “expect,” “goal,” “will,” “see,” “continue,” “delivering,” “view,” and “intend,” or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following: the impact of COVID-19; disruptions relating to the ongoing conflict between Russia and Ukraine; continued price and margin erosion in the microwave transmission industry; the impact of the volume, timing, and customer, product, and geographic mix of our product orders; the timing of our receipt of payment; our ability to meet product development dates or cost reductions of products; our suppliers’ inability to perform and deliver on time, component shortages, or other supply chain constraints; the effects of inflation; the ability of our subcontractors to timely perform; weakness in the global economy affecting customer spending; retention of our key personnel; our failure to protect our intellectual property rights or defend against intellectual property infringement claims; the results of our restructuring efforts; the ability to preserve and use our net operating loss carryforwards; the effects of currency and interest rate risks; the effects of current and future government regulations; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business; the conduct of unethical business practices in developing countries; the impact of political turmoil in countries where we have significant business; our ability to realize the anticipated benefits of any proposed or recent acquisitions; the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; our ability to implement our stock repurchase program or that it will enhance long-term stockholder value; the impact of adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions; (i) our ability to successfully close the Transaction, which requires certain regulatory approvals; (ii) disruption the Transaction may cause to customers, vendors, business partners and our ongoing business; and (iii) once closed, our ability to integrate the operations of with our existing operations and fully realize the expected synergies of the Transaction on the expected timeline.

For more information regarding the risks and uncertainties for Aviat’s business, see “Risk Factors” in Aviat’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on September 14, 2022, as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*#¥	Master Sale of Business Agreement, dated May 9, 2023, by and among the Company and NEC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith.
#

Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC on request.

¥	Certain portions of this exhibit were redacted pursuant to Item 601(b)(2)(ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

May 9, 2023	By:	/s/ David Gray
	Name:	David Gray
	Title:	Chief Financial Officer